Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                TIME WARNER INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                 13-3527249
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                 Identification Number)

                         75 Rockefeller Plaza
                          New York, New York               10019
               (Address of Principal Executive Offices) (Zip Code)

       Time Warner Inc. 1999 International Employees Restricted Stock Plan
                            (Full title of the Plan)

                               Peter R. Haje, Esq.
             Executive Vice President, General Counsel and Secretary
                                Time Warner Inc.
                              75 Rockefeller Plaza
                            New York, New York 10019
                     (Name and Address of agent for service)

                                 (212) 484-8000
          (Telephone number, including area code, of agent for service)

-------------------- ---------------- ------------------ ------------------- ===============

Title of Securities   Amount to be     Proposed Maximum   Proposed Maximum    Amount of
to be Registered      Registered (1)   Offering Price     Aggregate Offering  Registration
                                       Per Share(2)       Price (2)           Fee
-------------------- ---------------- ------------------ ------------------- ===============
-------------------- ---------------- ------------------ ------------------- ===============

Common Stock, par
value $.01 per share
("Common Stock")(3)        750,000          $65.44           $49,080,000       $12,957.12
-------------------- ---------------- ------------------ ------------------- ===============

(1) This Registration Statement also relates to an indeterminate number of additional shares of Common Stock pursuant to anti-dilution and adjustment provisions of the above-referenced plan.

(2) Calculated pursuant to Rule 457(c), based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange Composite Tape for December 14, 1999, on which day such average was $65.44.

(3) This Registration Statement also pertains to Rights to Purchase Series A Participating Cumulative Preferred Stock ("Rights") of the Registrant. Upon the occurrence of certain prescribed events, one Right will be issued for each share of Common Stock. Until the occurrence of such events, the Rights are not exercisable, will be evidenced by ownership of the Common Stock and will be transferred along with and only with the Common Stock.

                                     PART II

     This Registration Statement on Form S-8 registers 750,000 shares of the Registrant's Common Stock and Rights for issuance pursuant to the terms of the Time Warner Inc. 1999 International Employees Restricted Stock Plan (the "1999 International Plan").

Item 3.  Incorporation of Documents by Reference.

     The following documents filed with the Securities and Exchange Commission by the Registrant (File No. 1-12259) pursuant to the Securities Exchange Act of 1934, or as otherwise indicated, are hereby incorporated by reference in this Registration Statement:

     1. The Registrant's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A dated June 28, 1999 (the "1998 Form 10-K");

     2. The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999;

     3. The Registrant's Current Reports on Form 8-K dated July 12, 1999 and August 3, 1999; and

     4. The description of the Registrant's Common Stock and Rights to purchase Series A Participating Cumulative Preferred Stock, par value $.10 per share, contained in Item 4 of its Registration Statement on Form 8-B, as filed with the SEC on October 2, 1996, pursuant to
          Section 12(b) of the Securities Exchange Act of 1934.

     All documents and reports subsequently filed by the Registrant pursuant to Sections 13(a) and (c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents or reports. Any statement, information or document incorporated herein by reference or deemed to be incorporated herein by reference and to be a part hereof may be automatically updated or replaced by documents the Registrant subsequently files which also are or are deemed to be incorporated herein by reference. Any statement, information or document so modified or superceded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

          Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Ernst & Young LLP,  independent  auditors,  have  audited the  consolidated financial statements and schedules of the Registrant and Time Warner Entertainment Company, L.P. included in the Registrant's 1998 Form 10-K, as set forth in their reports which are incorporated herein by reference and in the Prospectus relating hereto. Such consolidated financial statements and schedules are incorporated by reference in reliance on their reports, given on their authority as experts in accounting and auditing.

     Legal matters in connection with the Common Stock offered hereby have been passed upon for the Registrant by Thomas W. McEnerney, Esq., 75 Rockefeller Plaza, New York, NY 10019.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation--a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise.

     Article VI of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of any person who is or was a director or officer of the Registrant who is or was involved or threatened to be made so involved in any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person is or was serving as a director, officer or employee of the Registrant or any predecessor of the Registrant or was serving at the request of the Registrant as a director, officer or employee of any other enterprise.

     Section 102(b)(7) of the DGCL permits a provision in the certificate of incorporation of each corporation organized thereunder, such as the Registrant, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Section 1, Article X of the Restated Certificate of Incorporation of the Registrant eliminates the liability of directors to the extent permitted by Section 102(b)(7).

     The foregoing statements are subject to the detailed provisions of Sections 145 and 102(b)(7) of the DGCL, Article VI of such By-laws and Section 1, Article X of such Restated Certificate of Incorporation, as applicable.

     The Registrant's Directors' and Officers' Liability and Reimbursement Insurance Policy is designed to reimburse the Registrant for any payments made by it pursuant to the foregoing indemnification. Such policy has coverage of $50,000,000.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 9.  Undertakings.

(a)      The undersigned Registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of this Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                    (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City and State of New York, on December 21, 1999.


                                     TIME WARNER INC.


                                     By: /s/John A. LaBarca
                                         --------------------------
                                     Name:    John A. LaBarca
                                     Title:   Senior Vice President and
                                              Controller

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on December 21, 1999 in the capacities indicated.


         Signature                                    Title
         ---------                                    -----

(i) Principal Executive Officer:


               *                            Director, Chairman of the Board and
        (Gerald M. Levin)                   Chief Executive Officer


(ii) Principal Financial Officer:

       /s/Joseph A. Ripp                   Executive Vice President and Chief
         (Joseph A. Ripp)                  Financial Officer


(iii) Principal Accounting Officer:

      /s/ John A. LaBarca                 Senior Vice President and Controller
         (John A. LaBarca)

(iv) Directors:

          *
     (Merv Adelson)

          *
     (J. Carter Bacot)

          *
     (Stephen F. Bollenbach)

          *
     (John C. Danforth)

          *
     (Beverly Sills Greenough)

          *
     (Gerald Greenwald)

          *
     (Carla A. Hills)

          *
     (Reuben Mark)

          *
     (Michael A. Miles)

          *
     (Richard D. Parsons)

          *
     (R. E. Turner)

          *
     (Francis T. Vincent, Jr.)

Constituting a majority of the Board of Directors

*By /s/ John A. LaBarca
    -----------------------
       (John A. LaBarca)
       (Attorney-in-Fact)

*Pursuant to Powers of Attorney
  dated as of November 19, 1998

                                  EXHIBIT INDEX

Exhibit
Number                       Description                                                Page
-------                      ------------                                               ----

4.1     Restated  Certificate  of  Incorporation  of the Registrant as
        filed with the  Secretary of State of the State of Delaware on
        October 10, 1996 (which is incorporated herein by reference to
        Exhibit 4.3 to the Registrant's Post-Effective Amendment No. 1
        on Form S-8 to the Registration Statement on Form S-8 as filed with the SEC on October 11, 1996  (Registration No. 333-11471)
        (the "1996 S-8 Registration Statement")).                                         *

4.2.    Certificate of Amendment of Restated Certificate of Incorporation of the
        Registrant as filed with the Secretary of State of the State of Delaware on May 26, 1999 (which is  incorporated  herein by  reference to Exhibit
        3.(i)(b)  to the  Registrant's  Quarterly  Report  on Form  10-Q for the
        quarter ended June 30, 1999 (the "1999 Second
        Quarter Form 10-Q").                                                              *

4.3     Certificate   of   Amendment   of  Restated   Certificate   of
        Incorporation of the Registrant as filed with the Secretary of
        State of the  State of  Delaware  on May 19,  1997  (which  is incorporated  herein by reference  to Exhibit  3.(i)(c) to the
        Registrant's  Quarterly  Report on Form  10-Q for the  quarter
        ended June 30, 1997).                                                             *

4.4     Certificate of Amendment of Restated Certificate of Incorporation of
        the Registrant as filed with the Secretary of State of the State of
        Delaware on October 10, 1996 (which is incorporated herein by reference to Exhibit 4.4 to the Registrant's 1996 S-8 Registration
        Statement).                                                                       *

4.5     Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series LMC
        Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on October 10, 1996 (which is  incorporated herein by reference to Exhibit 4.5 to the Registrant's 1996 S-8
        Registration Statement).                                                          *

4.6     Certificate of Amendment of the Voting Powers, Designations,
        Preferences and Relative, Participating, Optional or Other Special
        Rights, and Qualifications, Limitations or Restrictions Thereof, of
        Series LMC Common Stock of Registrant as filed with the Secretary of
        State of the State of Delaware on May 26, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(f) to the Registrant's 1999
        Second Quarter Form 10-Q).                                                        *

4.7     Certificate  of the Voting Powers,  Designations,  Preferences
        and Relative, Participating, Optional or Other Special Rights,
        and  Qualifications,  Limitations or Restrictions  Thereof, of
        Series  LMCN-V  Stock  of the  Registrant  as  filed  with the
        Secretary  of State of the State of  Delaware  on October  10,
        1996 (which is incorporated herein by reference to Exhibit 4.6
        to the Registrant's 1996 S-8 Registration Statement).                             *

4.8     Certificate of Increase of the Number of Shares of Series Common
        Stock of the Registrant Designated as Series LMCN-V Common Stock as
        filed with the Secretary of State of the State of Delaware on August
        13, 1997 (which is incorporated herein by reference to Exhibit
        3.(i)(b) to the Registrant's Quarterly Report on Form 10-Q for the
        quarter ended September 30, 1997).                                                *

4.9     Certificate of Amendment of the Certificate of the Voting Powers,
        Designations, Preferences and Relative, Participating, Optional or
        Other Special Rights, and Qualifications, Limitations or Restrictions
        Thereof, of Series LMCN-V Common Stock of the Registrant as filed with the Secretary of State of the State of Delaware on May 26, 1996
        (which is incorporated herein by reference to Exhibit 3.(i)(i) to the
        Registrant's 1999 Second Quarter Form 10-Q).                                      *

4.10    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series A
        Participating Cumulative Preferred Stock of the Registrant as filed with the Secretary of State of the State of Delaware on October 10,
        1996 (which is incorporated herein by reference to Exhibit 4.7 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.11    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series D
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.8 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.12    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special  Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series E
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.9 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.13    Certificate  of  Correction of the  Certificate  of the Voting
        Powers, Designations, Preferences and Relative, Participating,
        Optional  or  Other  Special   Rights,   and   Qualifications,
        Limitations or Restrictions  Thereof,  of Series E Convertible
        Preferred  Stock of the Registrant as filed with the Secretary of State of the State of Delaware on November  13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(h) to the
        Registrant's  Annual  Report on Form  10-K for the year  ended
        December 31, 1996 (the "1996 Form 10-K")).                                        *

4.14    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series F
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.10 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.15    Certificate  of  Correction of the  Certificate  of the Voting
        Powers, Designations, Preferences and Relative, Participating,
        Optional  or  Other  Special   Rights,   and   Qualifications,
        Limitations or Restrictions  Thereof,  of Series F Convertible
        Preferred  Stock of the Registrant as filed with the Secretary of State of the State of Delaware on November  13, 1996 (which is incorporated herein by reference to Exhibit 3.(i)(j) to the
        Registrant's 1996 Form 10-K).                                                     *

4.16    Certificate of  Elimination  of the  Certificate of the Voting
        Powers, Designations, Preferences and Relative, Participating,
        Optional   or  Other   Special   Rights  and   Qualifications,
        Limitations or Restrictions  Thereof,  of Series G Convertible
        Preferred  Stock of the Registrant as filed with the Secretary of State of the State of  Delaware on March 18, 1999 (which is incorporated  herein by reference  to Exhibit  3.(i)(m) to the
        Registrant's 1998 Form 10-K).                                                     *

4.17    Certificate  of the Voting Powers,  Designations,  Preferences
        and Relative, Participating, Optional or Other Special Rights,
        and  Qualifications,  Limitations or Restrictions  Thereof, of
        Series G  Convertible  Preferred  Stock of the  Registrant  as
        filed with the  Secretary of State of the State of Delaware on
        October 10, 1996 (which is incorporated herein by reference to
        Exhibit  4.11  to  the  Registrant's   1996  S-8  Registration
        Statement).                                                                       *

4.18    Certificate of  Elimination  of the  Certificate of the Voting
        Powers, Designations,  Preferences and Relative, Participating
        Optional   or  Other   Special   Rights  and   Qualifications,
        Limitations or Restrictions  Thereof,  of Series H Convertible
        Preferred  Stock of the Registrant as filed with the Secretary of State of the State of  Delaware on March 18, 1999 (which is incorporated  herein by reference  to Exhibit  3.(i)(o) to the
        Registrant's 1998 Form 10-K).                                                     *

4.19    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series H
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.12 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.20    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series I
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.13 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.21    Certificate of the Voting Powers, Designations, Preferences and
        Relative, Participating, Optional or Other Special Rights, and
        Qualifications, Limitations or Restrictions Thereof, of Series J
        Convertible Preferred Stock of the Registrant as filed with the
        Secretary of State of the State of Delaware on October 10, 1996
        (which is incorporated herein by reference to Exhibit 4.14 to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.22    Certificate of Elimination of the Certificate of the Voting Powers,
        Designations, Preferences and Relative, Participating, Optional or
        Other Special Rights, and Qualifications, Limitations or Restrictions
        Thereof, of 10 1/4% Series M Exchangeable Preferred Stock of the
        Registrant as filed with the Secretary of State of the State of
        Delaware on March 18, 1999 (which is incorporated herein by reference
        to Exhibit 3.(i)(s) to the Registrant's 1998 Form 10-K).                          *

4.23    Certificate  of the Voting Powers,  Designations,  Preferences
        and Relative, Participating, Optional or Other Special Rights,
        and Qualifications, Limitations or Restrictions Thereof, of 10
        1/4% Series M Exchangeable  Preferred  Stock of the Registrant
        as filed with the  Secretary of State of the State of Delaware on October 10, 1996 (which is incorporated herein by reference to  Exhibit  4.15 to the  Registrant's  1996 S-8  Registration
        Statement).                                                                       *

4.24    By-laws  of  the   Registrant   as  of  November  19,  1998  (which  are
        incorporated herein by reference to Exhibit 3.(ii) to the
        Registrant's 1998 Form 10-K).                                                     *

4.25    Rights Agreement (the "Rights  Agreement") dated as of October
        10, 1996,  between the Registrant and ChaseMellon  Shareholder
        Services, L.L.C.,  ("ChaseMellon"),  as Rights Agent (which is incorporated  herein  by  reference  to  Exhibit  4.17  to the
        Registrant's 1996 S-8 Registration Statement).                                    *

4.26    Amendment No. 1 to the Rights Agreement dated as of December 15, 1998 between the Registrant and ChaseMellon (which is incorporated herein
        by reference to Exhibit 4.2 to the Registrant's 1998 Form 10-K).                  *

4.27    Amendment No. 2 to the Rights Agreement dated as of January 21, 1999 between the Registrant and ChaseMellon (which is incorporated herein
        by reference to Exhibit 4.3 to the Registrant's 1998 Form 10-K).                  *

5 Opinion of Thomas McEnerney, Esq. regarding the legality of the securities being registered.

23.1    Consent of Ernst & Young LLP, Independent Auditors.

23.2    Consent of Thomas W. McEnerney, Esq. (which is incorporated herein by
        reference to Exhibit 5).                                                          *

24      Powers of Attorney dated as of November 19, 1998 (which are incorporated herein by reference to Exhibit 24 to the Registrant's
        Registration Statement on Form S-8 as filed with the Commission on
        December 18, 1998 (Registration No. 333-69161)).                                  *


--------------------------
*Incorporated by reference